                                                                   EXHIBIT 10.11

                           SECOND AMENDMENT TO LEASE
                           -------------------------

     THIS SECOND AMENDMENT TO LEASE ("Amendment") is made this 1st day of July, 1995 but effective the 1st day of July, 1995 by and between CHIPPEWA TRAIL LODGE, INC., a Delaware corporation, whose address is 1400 N. Woodward, Suite 130, Bloomfield Hills, Michigan 48304 ("Landlord"), and EXIDE CORPORATION, a Delaware corporation, whose address is 1400 N. Woodward, Suite 130, Bloomfield Hills, Michigan 48304 ("Tenant").


                               R E C I T A L S :
                               -----------------

     WHEREAS, Samuel Fried, as landlord, and the Tenant, as tenant, entered into that certain Lease dated July 1, 1988, as amended by Amendment to Lease dated October 24, 1988 (as amended, the "Lease"), for the lease of certain property located in the Township of Milton, Antrim County, Michigan, as more particularly described on Exhibit A attached hereto ("Premises");
             ---------

     WHEREAS, Samuel Fried's interest in the Lease, as landlord, was transferred to Landlord pursuant to that certain Assignment of Lease dated October 24, 1988;

     WHEREAS, Tenant requested, and Landlord agreed, to extend the term of the Lease for an additional seven (7) year term commencing July 1, 1995; and

     WHEREAS, Landlord and Tenant desire to amend the Lease as is more particularly set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1. The recitals set forth above are incorporated herein by reference and shall form a part of this Amendment. Capitalized terms used herein shall have the same meaning as in the Lease unless otherwise set forth herein.

     2. All references in the Lease to the term "Lease" or "lease" shall mean the Lease as amended by this Amendment.

     3. Landlord and Tenant agree that the term of the Lease shall be extended for an additional seven (7) year term, commencing July 1, 1995 through June 30, 2002 ("Additional Term"). The Tenant shall pay unto Landlord for the rent of said Premises for said Additional Term the sum of $733,701.64 in lawful money of the United States payable in quarterly installments in advance commencing on the first day of July, 1995 and on the first day of each third month thereafter throughout the entire Additional Term. Each quarterly rental payment shall be in the amount of $26,203.63.
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     4.  Except as amended hereby, the Lease is restated and republished in its entirety and remains in full force and is hereby ratified and confirmed.

     5. This Amendment shall be binding and upon and shall enure to the benefit of the parties hereto in their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

WITNESSES:                         CHIPPEWA TRIAL LODGE, INC.,
                                   a Delaware corporation

/s/ Regina Ganetson
---------------------------
Print name Regina Ganetson         By:  /s/ Douglas N. Pearson
           ----------------           -------------------------------
                                      Print name  Douglas N. Person
                                                  -------------------
/s/ Julie Sayen                         Its:    Vice President
---------------------------                 -------------------------
Print name  Julie Sayen
            ---------------

                                                  "Landlord"


                                   EXIDE CORPORATION,
                                   a Delaware corporation

/s/ Robert A. Pesek
---------------------------
Print name Robert A. Pesek         By: /s/ William J. Rankin
           ----------------            ------------------------------
                                   Print name  William J. Rankin
                                              -----------------------
/s/ Leland E. Coulter              Its:   Vice President
---------------------------             -----------------------------
Print name Leland E. Coulter
           ----------------


                                                  "Tenant"


Attachment: Exhibit A - Legal Description

                                                                   July 19, 1983
                                  EXHIBIT "A"                      83-055

DESCRIPTIONS:  Per abstract of title

     The S1/2 of the SW1/4 of the NW1/4 of Section 12, T28N, R9W, Antrim County, Michigan.

     Commencing 1727 feet west of E1/4 Post of Section 11, T28N, R9W, running thence West on quarter line about 801 feet to the shore of Elk Lake; thence Southerly along the shore of Elk Lake to a point 255 feet South of said East and West Quarter Line; thence East parallel with the East and West Quarter line to a Point Due South of the place of beginning, thence North 255 feet to the Place of Beginning.

     A parcel of land described as Commencing at the E1/4 post of Section 11, T28N, R9W and running thence West 2528 feet along the 1/4 line to Elk Lake; thence South 15 degrees West along the lake shore 264 feet; thence East 2596 feet to the Section line; thence North 255 feet to the place of beginning, being 15 acres off Government Lot 3, Section 11, EXCEPTING commencing 1727 feet West of the E1/4 post of Section 11, T28N, R9W, running thence West on the 1/4 line about 801 feet to the shore of Elk Lake; thence Southerly along the shore of Elk Lake to a point 255 feet South of the E & W 1/4 line; thence East parallel with the E & W 1/4 line to a point due South of the place of beginning; thence
North 255 feet to the place of beginning. ALSO EXCEPTING commencing at the E1/4 post of Section 11, T28N, R9W; and running thence West on the 1/4 line 460 feet; thence South 235 feet; thence East 460 feet; thence North 235 feet to the Point of Beginning. ALSO EXCEPTING commencing 235 feet South of E1/4 post of Section 11, T28N, R9W and running West from East 1/4 line 460 feet; thence South 20 feet; thence East 460 feet; thence North 20 feet to the Point of Beginning.

DESCRIPTION: per this survey (Note: Description per this survey is the same property as that described in the abstract description) BEGINNING at the E1/4 Corner of Section 11, T28N, R9W, Milton Township, Antrim County, Michigan; thence N89 degrees 21 feet 44 inches W 460.00 feet; thence S00 degrees 35 feet 45 inches W 255.0 feet; thence N89 degrees 21 feet 44 inches W 2122.01 feet; thence Northerly along the shore of Elk Lake in the following four (4) courses:

                  N18 degrees 56 feet 37 inches E 343.77 feet
                  N08 degrees 40 feet 14 inches W 321.80 feet
                  N04 degrees 39 feet 27 inches E 165.85 feet
                  N08 degrees 59 feet 31 inches W 109.54 feet

thence S89 degrees 24 feet 39 inches E 2532.11 feet; thence S89 degrees 00 feet 04 inches 1314.53 feet; thence S00 degrees 38 feet 12 inches W 664.65 feet; thence N88 degrees 59 feet 43 inches W 1314.06 feet along the E-W 1/4 line of
Section 12, T28N, R9W to the Point of Beginning, being a part of the SW1/4 of the NW1/4 of said Section 12 and a part of Government Lots 2 & 3, Section 11, T28N, R9W, containing 70.41 acres of land more or less. Said property extends to waters edge of Elk Lake with riparian rights thereon.